As filed with the Securities and Exchange Commission on
                        December 31, 1998
                         Registration No. 333-_________


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            FRANKLIN RESOURCES, INC.
       -----------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                Delaware                            13-2670991
       -----------------------------------------------------------------
         (State or Other Jurisdiction of          (I.R.S. Employer
          Incorporation or Organization)         Identification No.)

                           777 Mariners Island Blvd.,
                               San Mateo, CA 94404
       -----------------------------------------------------------------
        (Address, Including Zip Code, of Principal Executive Offices)

                            FRANKLIN RESOURCES, INC.
                      1998 UNIVERSAL STOCK INCENTIVE PLAN
       -----------------------------------------------------------------
                              (Full Title of Plan)

                             Leslie M. Kratter, Esq.
                          Vice President and Secretary
                            Franklin Resources, Inc.
                           777 Mariners Island Blvd.,
                        San Mateo, California 94404-1585
                                 (650) 312-2000
        -----------------------------------------------------------------
        (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)


                                   Copies to:
                             Jeffrey E. Tabak, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                          ---------------------------





                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
 Title of      Amount to    Proposed     Proposed     Amount of
Securities        be        Maximum      Maximum    Registration
  to be        Registered   Offering     Aggregate      Fee(2)
Registered        (1)       Price Per    Offering
                            Share(2)     Price(2)
-----------------------------------------------------------------
Common Stock,
 par value
$0.10 per
share          3,000,000      $37.0000  $111,000,000  $30,858.00
-----------------------------------------------------------------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the Registration fee are based upon the average of the high and low composite prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on December 29, 1998.
-----------------------------------------------------------------

                                     PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     Pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the "Act" or the "Securities Act"), information has been, or will be, distributed to employees, officers, directors and others as specified by Rule 428(b)(1) relating to the Franklin Resources, Inc. 1998 Universal Stock Incentive Plan (the "Plan"). Such information, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

Item 2.  Registration Information and Employee Plan Annual
Information

     The Registrant has delivered, or will cause to be delivered, the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed by Franklin Resources, Inc. (the "Company") with the Commission are incorporated herein by reference: the Company's Annual Report, as amended, on Form 10- K/A for the fiscal year ended September 30, 1998; and the Company's Current Report on Form 8-K dated October 23, 1998. The description of the Company's Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is contained in the Company's Certificate of Incorporation, as amended, filed as amended on December 29, 1994 as Exhibits 3(i), 3(ii), 3(iii) and 3(iv) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and is incorporated herein by reference.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

     Section 102(7) of the DGCL permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the DGCL (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.



     The above provisions of the DGCL are non-exclusive.

     In addition to the above described provisions, the Company's certificate of incorporation relieves its directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(7) of the DGCL.
     The Company's by-laws provide that directors, officers, employees and agents who have been successful on the merits or otherwise in a civil or criminal action referred to in Section 145(a) or 145(b) of the DGCL shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

          It is the Company's policy to enter into indemnification agreements ("Indemnification Agreements") with its directors, some of whom are also executive officers ("Indemnified Persons"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing of attorneys' fees and all other costs, expenses and obligations paid or incurred by the Indemnified Person in connection with a Claim.
     A "Claim" consists of participation in any threatened, pending or completed action, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, and must be related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company in such a capacity for another entity.

     Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from third parties.

     However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company unless the Company has joined in or consented to the Claim or (ii) if the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the Indemnified Person agrees to reimburse the Company for all amounts that the Company has advanced to the Indemnified Person in respect of such indemnification.

     The Indemnification Agreements also provide that if there is a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Agreement. Additionally, the Indemnification Agreements provide that if there is a potential change in control, the Company will, upon written request of the Indemnified Person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

     The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

     The Commission has taken the position that although indemnification by a Registrant for liabilities arising under the Securities Act may be provided as described above, such indemnification is unenforceable because it is against public policy as expressed in the Securities Act. Therefore, if a director, officer or controlling person asserts such a claim for indemnification, the Company will, unless in the opinion of counsel for the Company the question has previously been decided by controlling legal precedent, ask a court of competent jurisdiction to determine whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10- K for the fiscal year ended September 30, 1994 (the "1994 Annual Report") (File No. 1-9318)

     4(b) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed March 1, 1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

     4(c) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed April 1, 1987, incorporated by reference to Exhibit (3)(iii) to the 1994 Annual Report

     4(d) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed February 2, 1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

     4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-9318)

     5     Opinion   of   Weil,   Gotshal  &  Manges  LLP.

     23(a) Consent of PricewaterhouseCoopers LLP.

     23(b) Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

     24    Power of attorney (included  as part of the  signature pages to this
       Registration Statement and incorporated herein by reference).

     99 Franklin Resources, Inc. 1998 Universal Stock Incentive Plan incorporated by reference to Exhibit A to Registrant's Proxy Statement filed electronically on December 23, 1998 under cover of Schedule 14A in connection with its Annual Meeting of Stockholders to be held on January 28, 1999

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  to include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) to include any material  information with respect
          to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided,  however, that the undertakings set forth in paragraphs
     (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from Registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by refer ence in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 31st day of December, 1998.


                              FRANKLIN RESOURCES, INC.


                              By: /s/ Leslie M. Kratter
                                   Leslie M. Kratter
                                   Vice President and Secretary

     The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Harmon E. Burns and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


FRANKLIN RESOURCES, INC.


Date:     December 30, 1998   By:  /s/ Charles B. Johnson
                         Charles B. Johnson, President,
                         Chief Executive Officer and Director

Date:     December 30, 1998  By:  /s/ Harmon E. Burns
                         Harmon E. Burns, Executive Vice
                             President and Director

Date:     December 30, 1998   By:  /s/ Rupert H. Johnson
                         Rupert H. Johnson, Jr., Executive
                         Vice President and Director


Date:     December ___, 1998  By:
                         Charles E. Johnson, Senior Vice
                             President and Director

Date:     December 30, 1998  By:  /s/ Martin L. Flanagan
                         Martin L. Flanagan, Senior Vice
                         President and Chief Financial Officer

Date:     December 30, 1998  By:  /s/ Kenneth A. Lewis
                         Kenneth A. Lewis, Vice President and
                              Corporate Controller

Date:     December 24, 1998   By:  /s/ F. Warren Hellman
                         F. Warren Hellman, Director

Date:     December 23, 1998  By:  /s/ Harry O. Kline
                         Harry O. Kline, Director

Date:     December ___, 1998  By:
                         James A. McCarthy, Director

Date:     December 30, 1998  By:  /s/ Peter M. Sacerdote
                         Peter M. Sacerdote, Director

Date:     December 30, 1998  By:  /s/ Louis E. Woodworth
                         Louis E. Woodworth, Director



                                  Exhibit Index

Exhibit Number      Description


     4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10- K for the fiscal year ended September 30, 1994 (the "1994 Annual Report") (File No. 1-9318)

     4(b) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed March 1, 1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

     4(c) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed April 1, 1987, incorporated by reference to Exhibit (3)(iii) to the 1994 Annual Report

     4(d) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed February 2, 1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

     4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-9318)

      5   Opinion of Weil, Gotshal & Manges LLP.

     23(a)Consent of PricewaterhouseCoopers LLP.

     23(b)Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

     25   Power of attorney (included  as part of the signature  pages  to this
       Registration Statement and incorporated herein by reference).

     99   Franklin   Resources,   Inc.  1998  Universal  Stock  Incentive  Plan
     incorporated by reference to Exhibit A to Registrant's Proxy Statement filed electronically on December 23, 1998 under cover of Schedule 14A in connection with its Annual Meeting of Stockholders to be held on January 28, 1999